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Exhibit 23.1

CONSENT OF REZNICK FEDDER & SILVERMAN, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of VCampus Corporation for the registration of 5,344,066 shares of its common stock and to the incorporation by reference therein of our report dated March 5, 2004, except for Note 15, as to which the date is March 23, 2004, with respect to the consolidated financial statements and schedule of VCampus Corporation included in its Annual Report on Form 10-K as of and for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ REZNICK FEDDER & SILVERMAN

Bethesda, Maryland
May 7, 2004

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  Exhibit 23.1
CONSENT OF REZNICK FEDDER & SILVERMAN, INDEPENDENT AUDITORS